UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2025

MERSANA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38129	04-3562403
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

840 Memorial Drive Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 498-0020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	MRSN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On January 10, 2025, Mersana Therapeutics, Inc. (the “Company”) issued two press releases, titled “Mersana Therapeutics Announces Positive Initial Clinical Data from Phase 1 Clinical Trial of Emiltatug Ledadotin (XMT-1660); Initiation of Expansion in Triple Negative Breast Cancer” and “Mersana Therapeutics Announces Additional FDA Fast Track Designation Granted to Emiltatug Ledadotin (XMT-1660).” Copies of these press releases are being furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K (the “Report”).

The information furnished in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed to be incorporated by reference in any filing by the Company with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language contained in such a filing, except as expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

Fast Track Designation

On January 10, 2024, the Company announced that the World Health Organization has approved emiltatug ledadotin as the international nonproprietary name for XMT-1660, the Company’s lead Dolasynthen antibody-drug conjugate (“ADC”) candidate targeting B7-H4. The Company refers to emiltatug ledadotin as “Emi-Le.” The Company also announced that the U.S. Food and Drug Administration (“FDA”) recently granted an additional Fast Track designation to Emi-Le. The new Fast Track designation is for the treatment of advanced or metastatic breast cancer in patients with human epidermal growth factor receptor 2- (“HER2-”) low (IHC 1+ or IHC 2+/ISH–) or HER2-negative (IHC 0) disease, including triple-negative breast cancer (“TNBC”), who have received a prior topoisomerase-1 inhibitor (“topo-1”) ADC. Additionally, hormone-receptor positive (“HR+”) patients should also have received or be ineligible for endocrine therapy. The FDA previously granted Fast Track designation to Emi-Le for the treatment of adult patients with advanced or metastatic recurrent TNBC.

Initial Phase 1 Dose Escalation Data for Emi-Le; Initiation of Dose Expansion

On January 10, 2024, the Company also announced positive initial clinical data from the dose escalation and backfill cohorts of its Phase 1 clinical trial of Emi-Le and announced the initiation of the dose expansion portion of the clinical trial.

As of the December 13, 2024 data cut date, the dose escalation portion of the Company’s Phase 1 clinical trial of Emi-Le had enrolled a total of 130 patients with advanced/metastatic TNBC; HR+/HER2-negative breast cancer; ovarian cancer; endometrial cancer and adenoid cystic carcinoma type 1. The enrolled patient population was heavily pretreated, with patients receiving up to 15 and a median of 4.5 prior lines of therapy, and approximately 92% of enrolled patients with TNBC had been previously treated with at least one topo-1 ADC. The Company retrospectively analyzed tumor samples from patients in the trial. As of the data cut date, the Company had determined B7-H4 tumor expression for 103 patients. Among the 103 patients with known B7-H4 tumor expression, approximately 44% had a tumor proportion score of 70% or higher, which the Company has preliminarily characterized as “B7-H4 High.”

Emi-Le was observed to be generally well tolerated, with no Grade 4 or 5 treatment-related adverse events (“TRAEs”) reported as of the data cut date. The most common TRAEs of any grade across the entire patient population were transient aspartate aminotransferase (“AST”) increase (38% of patients), generally asymptomatic and reversible proteinuria (31%), generally low-grade nausea (29%) and low-grade fatigue (28%). The only Grade 3 TRAEs in ≥5% or more of all patients were AST increase (14%) and proteinuria (9%). Across the entire enrolled patient population, TRAEs leading to discontinuation, dose reduction and dose delay were observed in 2.3%, 9.2% and 12.3% of patients, respectively. No dose-limiting treatment-related neutropenia, neuropathy, ocular toxicity, interstitial lung disease or thrombocytopenia were reported, which the Company believes differentiates Emi-Le from many other approved and clinical-stage ADCs.

The dose escalation portion of the clinical trial evaluated doses ranging from 7.2 milligrams per meter squared (mg/m2) to 115 mg/m2 as well as the following dosing schedules: once every four weeks (“Q4W”), once every three weeks (“Q3W”) and on days 1 and 8 of a 28-day cycle (“D1+8 Q4W”). The trial protocol allows for the enrollment of patients in backfill cohorts at selected dose levels. The Company has analyzed initial trial data as of the data cut date across the entire trial population and in three dose groups: those in a “Subtherapeutic Dose Range” from 7.2 to 28.7 mg/m2 per cycle, an “Intermediate Dose Range” from 38.1 to 67.4 mg/m2 per cycle and a “High Dose Range” at or above 76.2 mg/m2 per cycle.

In the Intermediate Dose Range, the confirmed objective response rate (“ORR”) among evaluable patients (those with measurable disease at baseline and at least one post-baseline scan) was 23% (6 of 26 patients) across all B7-H4 High tumors and 23% (3 of 13 patients) with B7-H4 High TNBC, all of whom had previously been treated with at least one topo-1 ADC.

In the ASCENT Phase 3 clinical trial of sacituzumab govitecan, a topo-1 ADC, the ORR with standard-of-care single-agent chemotherapy in relapsed/refractory TNBC was approximately 5% with progression free survival of approximately seven weeks. Based on these encouraging Emi-Le data in the Intermediate Dose Range, the Company has advanced a dose of 67.4 mg/m2 Q4W into a dose expansion cohort in patients with TNBC who have received one to four prior treatment lines, including at least one prior topo-1 ADC (“post-topo-1 TNBC”).

In the High Dose Range, the confirmed ORR among evaluable patients was 22% (2 of 9 patients) across all B7-H4 High tumors. Additionally, 78% (7 of 9 patients) had ≥30% tumor reduction in target lesions. In the High Dose Range, objective responses in multiple evaluable patients with B7-H4 High tumors were not confirmed after protocol-mandated dose delays for proteinuria. The Company is implementing proteinuria mitigation efforts and continues to explore the High Dose Range in dose escalation and backfill cohorts to identify a second dose for investigation in post-topo-1 TNBC in the expansion portion of the trial.

Furthermore, on January 10, 2024, the Company will host a webinar to discuss its initial clinical data with investors. A copy of the slide presentation for the Company’s webinar is being filed as Exhibit 99.3 to this Report and is incorporated by reference herein. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibit 99.3.

2025 Anticipated Milestones and Anticipated Cash Runway

On January 10, 2024, the Company also announced its expected 2025 milestones, which are as follows:

Emi-Le

•	First Half 2025: Continue enrollment in expansion at a dose of 67.4 mg/m2 Q4W in post-topo-1 TNBC
•	2025: Initiate enrollment in expansion at a second dose in post-topo-1 TNBC
•	2025: Present additional Phase 1 clinical data from dose escalation and backfill cohorts

XMT-2056, the Company’s lead Immunosynthen ADC targeting a novel HER2 epitope

•	2025: Present initial clinical pharmacodynamic STING activation data

Pipeline

•	Continue to support internal pipeline and existing collaborations with Johnson & Johnson and Merck KGaA, Darmstadt, Germany

As previously reported, the Company’s cash, cash equivalents and marketable securities as of September 30, 2024 were $155.2 million. As of January 10, 2025, the company continues to expect that its capital resources will be sufficient to support its current operating plan commitments into 2026.

Forward-Looking Statements

This Report contains “forward-looking” statements and information within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions, although not all forward-looking statements contain these words. Forward-looking statements in this Report include, but are not limited to, statements concerning the Company’s plans regarding the clinical development of Emi-Le and XMT-2056, including with respect to the progress and design of the clinical trials of these product candidates; the potential clinical benefits of Emi-Le; the Company’s efforts to identify an additional dose for investigation in the expansion portion of its Phase 1 clinical trial of Emi-Le; the Company’s planned data presentations, including with respect to its Phase 1 clinical trial of Emi-Le and to clinical pharmacodynamic STING activation data related to XMT-2056; the Company’s collaborations with third parties; the development and potential of the Company’s product candidates, platforms, technology and pipeline of ADC candidates; and the Company’s expected cash runway. The Company may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including, among other things, uncertainties inherent in research and development, in the advancement, progression and completion of clinical trials and in the clinical development of the Company’s product candidates, including Emi-Le and XMT-2056; the risk that the Company may face delays in patient enrollment in its Phase 1 clinical trials of Emi-Le and XMT-2056; the risk that outcomes of preclinical studies may not be predictive of clinical trial results; the risk that initial or interim results from a clinical trial may not be predictive of the final results of the trial or the results of future trials; the risk that clinical trial data may not support regulatory applications or approvals; the risk that the Company may not realize the intended benefits of its platforms, technology and collaborations; the risk that the Company’s the Company regarding its expected cash runway are inaccurate or that the conduct of its business requires more cash than anticipated; and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, that are described in greater detail in the section entitled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 13, 2024, as well as in other filings the Company may make with the SEC in the future. Any forward-looking statements contained in this Report speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by the Company on January 10, 2025.
99.2	Press Release issued by the Company on January 10, 2025.
99.3	January 10, 2025 Presentation Titled “Initial Phase 1 Dose Escalation Data for Emi-Le (emiltatug ledadotin; XMT-1660)”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERSANA THERAPEUTICS, INC.

Date: January 10, 2025	By:	/s/ Brian DeSchuytner
Brian DeSchuytner
Senior Vice President, Chief Operating Officer and Chief Financial Officer